                                                                   Exhibit 23.3

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Bottomline Technologies (de), Inc. pertaining to the registration of 1,137,518 shares of common stock and to the incorporation by reference of our report dated November 10, 2000 with respect to the financial statements of Checkpoint Security Services Limited for the year ended April 30, 1998 included in Bottomline Technologies (de), Inc.'s Current Report on Form 8-K/A, dated November 13, 2000, filed with the Securities and Exchange Commission.



                                                      /s/ Smith & Williamson

November 20, 2000
Guildford, England